Exhibit 5.1

1710 Sixth Avenue North . P.O. Box 306 (35201). Birmingham, AL 35203-2015 www.balch.com

November 9, 2023

Alabama Power Company
600 North 18th Street
Birmingham, AL 35291

RE: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Alabama Power Company (the “Company”) in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-269983) filed with the Securities and Exchange Commission (the “Commission”) on February 24, 2023 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to $300,000,000 aggregate principal amount of the Company’s Series 2023B 5.85% Senior Notes due November 15, 2033 (the “Notes”). The Notes will be issued pursuant to the Senior Note Indenture dated as of December 1, 1997 between the Company and Regions Bank, as successor trustee (the “Trustee”), as heretofore amended and supplemented and as further supplemented by a Sixty-Seventh Supplemental Indenture dated as of November 9, 2023 (collectively, the “Indenture”).
We have examined the Registration Statement and also the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.
In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Alabama Power Company
November 9, 2023

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity. In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Hunton Andrews Kurth LLP attached hereto as Annex I.
We are members of the State Bar of Alabama and we do not express any opinion herein concerning any law other than the law of the State of Alabama and the federal law of the United States and, to the extent set forth herein, the law of the State of New York.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without prior written consent.

Very truly yours, /s/Balch & Bingham LLP

Annex 1

FILE NO: 79443.25

November 9, 2023

Balch & Bingham LLP
1901 Sixth Avenue North
Birmingham, Alabama 35203

RE: Registration Statement on Form S-3

To the Addressee:

We have acted as counsel to the underwriters in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-269983) (the “Registration Statement”) relating to $300,000,000 aggregate principal amount of Alabama Power Company’s (the “Company”) Series 2023B 5.85% Senior Notes due November 15, 2033 (the “Notes”). The Notes will be issued pursuant to the Senior Note Indenture dated as of December 1, 1997 between the Company and Regions Bank, as successor trustee (the “Trustee”), as heretofore supplemented and amended and as further supplemented by a Sixty-Seventh Supplemental Indenture dated as of November 9, 2023 (collectively, the “Indenture”).
We have examined the Registration Statement and the Indenture, which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion letter, we have relied upon certificates of public officials and of officers and representatives of the Company.
In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.
Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

ATLANTA   AUSTIN   BANGKOK   BEIJING   BOSTON   BRUSSELS   CHARLOTTE   DALLAS   DUBAI   HOUSTON
LONDON   LOS ANGELES   MIAMI    NEW YORK   RICHMOND    SAN FRANCISCO   TOKYO   TYSONS   WASHINGTON, D.C.
www.huntonAK.com

Balch & Bingham LLP
November 9, 2023

We do not express any opinion concerning any law other than the law of the State of New York.
This opinion letter is furnished for your benefit in connection with your rendering an opinion letter to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion letter as an annex to such opinion letter. In giving our consent to your attaching this opinion letter to the opinion letter being rendered by you, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion letter may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Hunton Andrews Kurth LLP